EAGLE BULK SHIPCO LLC AND SUBSIDIARIES

Consolidated Financial Statements as of and for the Years Ended December 31, 2017 and 2016 and

        Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of Eagle Bulk Shipping Inc.

We have audited the accompanying consolidated financial statements of Eagle Bulk Shipco LLC and its subsidiaries (the "Company"), which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive loss, changes in member's equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Eagle Bulk Shipco LLC and its subsidiaries as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

April 27, 2018

EAGLE BULK SHIPCO LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016
ASSETS:
Current assets:
Cash and cash equivalents	$7,744,005	$2,065,925
Accounts receivable	9,869,508	2,202,332
Accounts receivable - related party	41,830	4,736,425
Prepaid expenses	516,845	1,616,853
Inventories	7,174,889	6,086,317
Other current assets	126,837	—
Total current assets	25,473,914	16,707,852
Noncurrent assets:
Vessels and vessel improvements, at cost, net of accumulated depreciation of $70,558,905 and $53,346,808, respectively	366,054,562	363,093,345
Advance for purchase of vessel	—	1,926,886
Deferred drydocking costs, net	6,765,953	7,273,179
Deferred financing costs - Super Senior Revolver Facility	190,000	—
Total noncurrent assets	373,010,515	372,293,410
Total assets	$398,484,429	$389,001,262
LIABILITIES & MEMBER'S EQUITY:
Current liabilities:
Accounts payable	$3,448,101	$3,026,909
Accrued interest	1,566,333	—
Fair value of derivatives	73,170	—
Other accrued liabilities	5,031,517	4,443,050
Unearned charter hire revenue	2,916,029	3,140,003
Current portion of long-term debt - Norwegian Bond Debt	4,000,000	—
Total current liabilities	17,035,150	10,609,962
Noncurrent liabilities:
Norwegian Bond Debt, net of debt discount and debt issuance costs	189,950,329	—
Total noncurrent liabilities	189,950,329	—
Total liabilities	206,985,479	10,609,962
Commitment and contingencies
Member's equity:
Common shares, zero par value, 100 shares authorized and issued	—	—
Paid-in Capital	365,592,997	551,480,183
Accumulated Deficit	(174,094,047)	(173,088,883)
Total Member's equity	191,498,950	378,391,300
Total liabilities and Member's equity	$398,484,429	$389,001,262

The accompanying notes are an integral part of these Consolidated Financial Statements

EAGLE BULK SHIPCO LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended
	December 31, 2017	December 31, 2016
Revenues, net	$109,086,680	$58,606,555

Voyage expenses	22,464,776	16,694,494
Vessel expenses	49,065,948	45,260,462
Depreciation and amortization	20,298,433	26,015,945
General and administrative expenses	16,466,046	12,802,605
Vessel impairment	—	98,646,166
Total operating expenses	108,295,203	199,419,672

Operating income/(loss)	791,477	(140,813,117)

Interest expense	1,677,677	—
Other expense, net	118,964	—
Total other expenses, net	1,796,641	—
Net loss and comprehensive loss	$(1,005,164)	$(140,813,117)

The accompanying notes are an integral part of these Consolidated Financial Statements

EAGLE BULK SHIPCO LLC AND SUBSIDIARIES

STATEMENT OF CHANGES IN MEMBER'S EQUITY

	Common shares amount	Paid-in Capital	Accumulated Deficit	Total Member's Equity

Balance at January 1, 2016	$—	$508,054,148	$(32,275,766)	$475,778,382
Net loss	—	—	(140,813,117)	(140,813,117)
Capital contribution of services by the Parent Company	—	12,771,372	—	12,771,372
Cash capital contribution by the Parent Company	—	30,654,663	—	30,654,663
Balance at December 31, 2016	—	551,480,183	(173,088,883)	378,391,300
Net loss	—	—	(1,005,164)	(1,005,164)
Cash capital distribution to the Parent Company	—	(223,458,914)	—	(223,458,914)
Capital contribution of services by the Parent Company	—	14,825,300	—	14,825,300
Cash capital contribution by the Parent Company	—	22,746,428	—	22,746,428
Balance at December 31, 2017	$—	$365,592,997	$(174,094,047)	$191,498,950

The accompanying notes are an integral part of these Consolidated Financial Statements

EAGLE BULK SHIPCO LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31, 2017	December 31, 2016
Cash flows from operating activities:
Net loss	$(1,005,164)	$(140,813,117)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Depreciation	17,212,097	23,782,074
Amortization of deferred drydocking costs	3,086,336	2,233,871
Amortization of debt discount and debt issuance costs	111,344	—
Management services contributed by the Parent Company	14,825,300	12,771,372
Vessel impairment	—	98,646,166
Net unrealized loss on fair value of derivatives	73,170	—
Drydocking expenditures	(2,579,110)	(3,306,171)
Changes in operating assets and liabilities:
Accounts receivable	(2,972,581)	(671,011)
Prepaid expenses	1,100,008	(441,231)
Inventories	(1,088,572)	(1,953,399)
Accounts payable	421,192	(344,192)
Accrued interest	1,566,333	—
Other current assets	(126,837)	—
Other accrued liabilities	(355,534)	(386,403)
Unearned revenue	(223,974)	2,591,092
Net cash provided by/(used in) operating activities	30,044,008	(7,890,949)

Cash flows from investing activities:
Vessel purchases and improvements	(18,246,428)	(19,675,309)
Advance for purchase of vessel	—	(1,926,886)
Net cash used in investing activities	(18,246,428)	(21,602,195)

Cash flows from financing activities:
Proceeds from the Norwegian Bond Debt, net of discount	198,092,000	—
Other financing costs	(3,499,014)	—
Return of capital to the Parent Company	(223,458,914)	—
Capital contribution from the Parent Company	22,746,428	30,654,663
Net cash provided by financing activities	(6,119,500)	30,654,663
Net increase in cash and cash equivalents	5,678,080	1,161,519
Cash and cash equivalents at beginning of year	2,065,925	904,406
Cash and cash equivalents at end of year	$7,744,005	$2,065,925

Supplemental cash flow information:
Cash paid during the period for interest	—	—
Accrued debt issuance costs during the period	$944,000	—

The accompanying notes are an integral part of these Consolidated Financial Statements.

EAGLE BULK SHIPCO LLC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1. General Information:

The accompanying consolidated financial statements include the accounts of Eagle Bulk Shipco LLC ("Shipco" or "Issuer"), a limited liability company organized under the laws of Marshall Islands on September 20, 2016 and its wholly-owned subsidiaries of 28 vessel owning entities, (collectively, the "Company"). The Company is engaged in the ocean transportation of dry bulk cargoes worldwide through the ownership, charter and operation of dry bulk vessels. The Company's fleet is comprised of Supramax and Ultramax bulk carriers, which are considered to be Handymax class of vessels and the Company operates its business in one business segment. The operations of the vessels are managed by Eagle Bulk Management LLC, a wholly-owned subsidiary of Eagle Bulk Shipping Inc. (the "Parent Company").  Shipco is a wholly-owned subsidiary of the Parent Company.

On November 22, 2017, Shipco issued $200,000,000 in aggregate principal amount of 8.25% Senior Secured Bonds (the "Norwegian Bond Debt" or the "Norwegian Bonds"), pursuant to the bond terms (the "Bond Terms"), by and between the Issuer and Nordic Trustee AS, a company existing under the laws of Norway (the "Bond Trustee"). After giving effect to an original issue discount of approximately 1% and deducting offering expenses of $3.1 million, the net proceeds from the issuance of the bonds were approximately $195.0 million. These net proceeds from the bonds were distributed to the Parent Company, which in turn used the funds to repay outstanding debt under various debt facilities of Eagle Shipping LLC ("Eagle Shipping"), a wholly-owned subsidiary of the Parent Company.

In connection with the issuance of the Norwegian Bond Debt, Eagle Shipping transferred ownership of certain wholly-owned vessel-owning subsidiaries to the Company, such that the Company became the direct parent of 26 vessel owning entities which were previously owned by Eagle Shipping. The Company previously was the direct parent of two Ultramax vessels. The Norwegian Bond Debt was guaranteed by the limited liability companies that are the legal beneficial owners of 28 vessels and secured by mortgages over such vessels.

The transfer of the net assets of Eagle Shipping, as discussed above, have been accounted for as a transaction between entities under common control, as per FASB Accounting Standards Codification 805-50. As such, the accompanying consolidated financial statements have been adjusted retrospectively to include, at book value, the net assets received and related operations for the entire periods presented. The outstanding debt under various debt facilities of Eagle Shipping or the Parent Company was not retrospectively pushed down to the Company and the proportionate share of interest expense on the 26 vessel owning entities was not recorded in the Company's consolidated statement of operations for the year ended December 31, 2016 and through November 22, 2017.

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

As of December 31, 2017, the Company owned and operated a modern fleet of 28 oceangoing vessels, 26 Supramax, and two Ultramax, with a combined carrying capacity of 1,544,070 dwt and an average age of approximately 9.8 years.

There are no charterers for the Company that individually accounted for more than 10% of the Company’s revenue for the years ended December 31, 2017 and 2016.

Share capital as of December 31, 2017 consists of 100 authorized and issued shares with no par value. The shares were issued to the Parent Company as its sole member.

Note 2. Significant Accounting Policies:

(a)
Basis of presentation: The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles and include the accounts of Eagle Bulk Shipco LLC and its wholly-owned subsidiaries. All intercompany balances and transactions were eliminated upon consolidation. As a result of the Company being financed at the Parent Company level through December 8, 2017, and the allocation through management fees of a portion of Parent Company general and administrative expenses, these financial statements may not be reflective of the Company's operations if the Company were to operate on a standalone basis.

(b)
Use of Estimates: The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates include vessel valuation, residual value of vessels, the useful lives of vessels, allocation of Parent Company's general and administrative expenses and the fair value of derivatives. Actual results could differ from those estimates.

(c)
Cash and Cash Equivalents: The Company considers liquid investments such as time deposits and certificates of deposit with an original maturity of three months or less at the time of purchase to be cash equivalents.

(d)
Accounts Receivable: Accounts receivable includes receivables from charterers and related parties for hire and voyage charterers. At each balance sheet date, all potentially uncollectible accounts are assessed for purposes of determining the appropriate provision for doubtful accounts.

(e)
Insurance Claims: Insurance claims are recorded as incurred and represent the claimable expenses, net of deductibles, incurred through each balance sheet date, which are expected to be recovered from insurance companies.

(f)
Inventories: Inventories, which consist of bunkers, are stated at the lower of cost and net realizable value. Cost is determined on a first-in, first-out method. Lubes and spares are expensed as incurred. We adopted Accounting Standard Update No. 2015-11, “Simplifying the Measurement of Inventory” prospectively effective January 1, 2017 that requires the inventory to be measured at the lower of cost and net realizable value. There was no impact on the consolidated financial statements as a result of the adoption of the new accounting standard.

(g)
Vessels and vessel improvements, at cost: Vessels are stated at cost, which consists of the contract price, and other direct costs relating to acquiring and placing the vessels in service. Major vessel improvements are capitalized and depreciated over the remaining useful lives of the vessels. Additionally, any fees paid to the Parent Company and its wholly-owned subsidiaries in relation to the purchase of vessels is added to the vessels' cost basis and depreciated over the remaining useful lives of the vessels. Such fees amounted to $0.4 million and zero respectively, for the years ended December 31, 2017 and 2016. Refer to Note 3 - Vessels and vessel improvements and Note 7 "Related Party Transactions" to the consolidated financial statements for further discussion.
 Depreciation is calculated on a straight-line basis over the estimated useful lives of the vessels based on the cost of the vessels reduced by the estimated scrap value of the vessels as discussed below.

(h)
Vessel lives and Impairment of Long-Lived Assets: The Company estimates the useful life of the Company's vessels to be 25 years from the date of initial delivery from the shipyard to the original owner. The useful lives of the Company's vessels are evaluated to determine if events have occurred which would require modification to their useful lives. In addition, the Company estimates the scrap value of the vessels to be $300 per light weight ton ("lwt") based on the 15-year average scrap value of steel.

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. When the estimate of undiscounted cash flows, excluding interest charges, expected to be generated by the use of the asset is less than its carrying amount, the Company will evaluate the asset for an impairment loss. Measurement of the impairment loss is based on the fair value of the asset as provided by third parties or discounted cash flow analysis. In this respect, management regularly reviews the carrying amount of the vessels in connection with the estimated recoverable amount for each of the Company's vessels. We did not recognize a vessel impairment charge for the year ended December 31, 2017. For the year ended December 31, 2016, we recognized impairment charges of $98.6 million. Refer to Note 3 - Vessels and vessel improvements for further discussion.

(i)
Accounting for Drydocking Costs: The Company follows the deferral method of accounting for drydocking costs whereby actual costs incurred are deferred and are amortized on a straight-line basis over the period through the date the next drydocking is required to become due, generally 30 months if the vessels are 15 years old or more and 60 months for the vessels younger than 15 years. Costs deferred as part of the drydocking include direct costs that are incurred as part of the drydocking to meet regulatory requirements. Certain costs are capitalized during drydocking if they are expenditures that add economic life to the vessel, increase the vessel’s earnings capacity or improve the vessel’s efficiency. Direct costs that are deferred include the shipyard costs, parts, inspection fees, steel, blasting and painting. Expenditures for normal maintenance and repairs, whether incurred as part of the drydocking or not, are expensed as incurred. Unamortized drydocking costs of vessels that are sold are written off and included in the calculation of the resulting gain or loss in the year of the vessels’ sale. Unamortized drydocking costs are written off as drydocking expense if the vessels are drydocked before the expiration of the applicable amortization period.

(j)
Deferred Financing Costs: Fees incurred for obtaining new loans or refinancing existing ones are deferred and amortized to interest expense over the life of the related debt using the effective interest method. Unamortized deferred financing costs are written off when the related debt is repaid or refinanced and such amounts are expensed in the period the repayment or refinancing is made. Such amounts are classified as a reduction of the long-term debt balance on the consolidated balance sheets. For our Super Senior Revolver Facility, as no amounts have been drawn, deferred financing fees of $190,000 have been classified as a non-current asset on the Consolidated Balance Sheet as of December 31, 2017.

(k)
Accounting for Revenues and Expenses: Revenues generated from time charters and/or revenues generated from profit sharing arrangements are recognized on a straight-line basis over the term of the respective time charter agreements as service is provided and the profit sharing is fixed and determinable. Revenues generated from time charters linked to the Baltic Supramax index and/or revenues generated from profit sharing arrangements are recognized over the term of the respective time charter agreements as service is provided and the profit sharing is fixed and determinable.

Under voyage charters, voyage revenues for cargo transportation are recognized ratably over the estimated relative transit time of each voyage. Voyage revenue is deemed to commence upon the completion of discharge of the previous charterer’s cargo and is deemed to end upon the completion of discharge of the current cargo, provided an agreed non-cancellable charter between the Company and the charterer is in existence, the charter rate is fixed and determinable, and collectability is reasonably assured. Revenue under voyage charters will not be recognized until a charter has been agreed even if the vessel has discharged its previous cargo and is proceeding to an anticipated port of loading. Under voyage charters, voyage expenses such as bunkers, port charges, canal tolls, cargo handling operations and brokerage commissions are paid by the Company whereas, under time charters, such voyage costs are paid by the Company's customers. Vessel operating costs include crewing, vessel maintenance and vessel insurance. All voyage and vessel operating expenses are expensed as incurred on an accrual basis, except for commissions. Commissions are recognized over the related time or voyage charter period since commissions are earned as the Company's revenues are earned. Probable losses on voyages are provided for in full at the time such loss can be estimated.

(l)
Accounting for general and administrative expenses: General and administrative expenses represent the technical and management fees and overhead allocation owed by the Company under the existing management agreements to the Parent Company and its other wholly-owned subsidiaries.   Upon commencement of the management agreements, such costs are payable to the Parent Company, or other wholly-owned subsidiaries of the Parent Company.  Additionally, for periods prior to the commencement of the existing management agreements, the Company has reflected its estimate of the costs incurred to provide such services to the Company, and has reflected such costs as a component of general and administrative expenses and as additions to paid-in capital, as such costs will not be collected from the Company.  Management believes that such allocation of costs fairly represent the value of the services provided to the Company by the Parent Company and its subsidiaries.  Refer to Note 7. "Related Party Transactions" for further discussion.

(m)
Unearned Charter Hire Revenue: Unearned charter hire revenue represents cash received from charterers prior to the time such amounts are earned. These amounts are recognized as revenue as services are provided in future periods.

(n)	Repairs and Maintenance: All repair and maintenance expenses are expensed as incurred and are recorded in Vessel Expenses.
(o)
Protection and Indemnity Insurance: The Company’s Protection and Indemnity Insurance is subject to additional premiums referred to as "back calls" or "supplemental calls" which are accounted for on an accrual basis and are recorded in Vessel Expenses.

(p)
Federal Taxes: The Company is a Republic of the Marshall Islands Corporation and is a disregarded entity for US tax purposes and therefore not subject to United States federal taxes on United States source shipping income.

Impact of Recently Issued Accounting Standards

In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging ("ASU-2017-12"), which is intended to align the results of the cash flow and fair value hedge accounting with the risk management activities of an entity. The amendments expand the hedge accounting for both financial and non-financial risk components and they reduce the operational burden of applying hedge accounting. The amendment enables the financial statements to reflect accurately the intent and outcome of its hedging strategies. ASU 2017-12 requires a modified retrospective transition method in which the Company will recognize the cumulative effect of the change on the opening balance of each affected component of equity in the consolidated balance sheet as of the date of adoption. The Standard is effective for fiscal years beginning after December 15, 2018, and interim periods with those fiscal years. The Company is evaluating the potential impact of the adoption of this standard on its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle is that a company should recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for annual periods beginning after December 15, 2017, and interim periods therein, and shall be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers. This update provides further guidance on applying collectability criterion to assess whether the contract is valid and represents a substantive transaction on the basis whether a customer has the ability and intention to pay the promised consideration. The requirements of this standard include an increase in required disclosures. Management has assembled an internal project team and is currently analyzing contracts with our customers covering the significant streams of the Company's annual revenues under the provisions of the new standard as well as changes necessary to information technology systems, processes and internal controls to capture new data and address changes in financial reporting. Management will apply the modified retrospective transition method and will recognize the cumulative effect of adopting this standard as an adjustment to the opening balance of retained earnings as of January 1, 2018. Prior periods will not be retrospectively adjusted. The Company continues to make progress in its implementation and assessment of the new revenue standard. While the assessment is still ongoing, based on the progress made to date, the Company expects that the timing of recognition of revenue for certain ongoing charter contracts will be impacted as well as the timing of recognition of certain voyage related costs. While the assessment of certain effects of the adoption of the ASU 2014-09 are ongoing, the timing of recognition will primarily impact spot voyage charters. Under ASU 2014-09, revenue will be recognized from when the vessel arrives at the load port until the completion of discharge at the discharge port instead of recognizing revenue from the discharge of the previous voyage provided an agreed non-cancellable charter between the Company and the charterer is in existence, the charter rate is fixed and determinable, and collectability is reasonably assured. The financial impact of adoption will depend on the number of spot voyages and time charter arrangements as well as their percentage of completion at January 1, 2018. The Company expects that the adoption of ASU 2014-09 will result in an increase in the opening Accumulated Deficit balance as of January 1, 2018 in the Consolidated Balance Sheet of approximately $0.2 million to $0.8 million as a result of the adjustment of Revenue and Voyage expenses. The above estimate could potentially change upon further evaluation. Additionally, the Company is currently evaluating the adjustment, if any, to other expenses such as Vessel expenses in the Consolidated Statement of Operations and the additional presentation and disclosure requirements of ASU 2014-09 on our consolidated financial statements.

Note 3. Vessels and vessel improvements

As of December 31, 2017, the Company’s operating fleet consisted of 28 dry bulk vessels.

As of December 31, 2016, as part of our fleet renewal program, management considered it probable that we would divest some of our older vessels as well as certain less efficient vessels from its fleet to achieve operating cost savings. The Company identified two groups of vessels. Group 1 vessels were selected based on the shipyard they were built and their technical specifications. The group consisted of two sister ships constructed in Dayang shipyard with 53,000 dwt. These vessels were identified by management as having poorer fuel efficiency, among other reasons, compared to their peers. The second group of 11 vessels were older than 13 years and less than 53,000 dwt.  As vessels get older, they become more expensive to maintain and drydock.   Additionally, management’s strategy entails moving to larger Ultramax vessels as the Company renews its fleet. For those thirteen vessels, management believed that it is probable that such vessels will be sold within the next two years. Based on management’s projected undiscounted cash flows prior to sale, factoring the probability of sale, such vessels were determined to be impaired, and written down to their current fair value as of December 31, 2016, which was determined by obtaining broker quotes from two unaffiliated shipbrokers.  As a result, the Company recorded an impairment charge of $98,646,166 in the fourth quarter of 2016. The carrying value of these vessels prior to impairment was $185,549,476. Out of the vessels impaired as of December 31, 2016, the Company signed a memorandum of sale on one vessel. For non-recurring fair value disclosure, please refer to Note 8. "Derivative instruments and Fair value measurements" to the consolidated financial statements.

 On November 14, 2016, the Company signed a memorandum of agreement to acquire a 2017 built 64,000 dwt SDARI-64 Ultramax dry bulk vessel constructed at Chengxi Shipyard Co., Ltd for $17.9 million. The Company took delivery of the vessel, the Singapore Eagle, on January 11, 2017.

On March 23, 2018, the Company signed a memorandum of agreement to sell the vessel Thrush for $10.9 million after brokerage commissions and associated selling expenses. The vessel is expected to be delivered to the buyers in the third quarter of 2018. The Company expects to recognize a gain of $0.4 million.

	December 31, 2017	December 31, 2016

Vessel and vessel improvements at the beginning of the year	$363,093,345	$465,846,276
Advance paid for purchase of Singapore Eagle	1,926,886	—
Purchase of Vessels and vessel improvements *	18,246,428	19,675,309
Depreciation Expense	(17,212,097)	(23,782,074)
Vessel impairment charge	—	(98,646,166)
Vessel and vessel improvements at the end of the year	$366,054,562	$363,093,345

*Purchase of vessels and vessel improvements include $0.4 million paid to Eagle Shipping LLC, a wholly-owned subsidiary of the Parent Company, pursuant to the terms of the management agreement in place. Please refer to Note 5 "Related Party Transactions" to the consolidated financial statements.

Note 4. Deferred Drydock costs

Drydocking activity is summarized as follows:

	December 31, 2017	December 31, 2016
Beginning Balance	$7,273,179	$6,200,879
Drydocking expenditures	2,579,110	3,306,171
Drydock amortization	(3,086,336)	(2,233,871)
Ending Balance	$6,765,953	$7,273,179

Note 5. Other Accrued liabilities

Other accrued liabilities consist of:

	December 31, 2017	December 31, 2016
Vessel and voyage expenses	$3,884,368	$4,122,859
Accrued deferred financing costs	944,000	—
Other expenses	203,149	320,191
Balance	$5,031,517	$4,443,050

Note 6. Debt

Long-term debt consists of the following:

	December 31, 2017	December 31, 2016
Norwegian Bond Debt	$200,000,000	—
Debt discount and debt issuance costs - Norwegian Bond Debt	(6,049,671)	—
Norwegian Bond Debt, net of debt discount and debt issuance costs	193,950,329	—
Less: Current Portion - Norwegian Bond Debt	(4,000,000)	—
Total long-term debt	$189,950,329	—

Norwegian Bond Debt

On November 28, 2017, Shipco issued into escrow $200,000,000 in aggregate principal amount of 8.250% Senior Secured Bonds, pursuant to the Bond Terms, dated as of November 22, 2017, by and between the Issuer and the Bond Trustee. After giving effect to an original issue discount of approximately 1% and deducting offering expenses of $3.1 million, the net proceeds from the issuance of the Norwegian Bonds were approximately $195.0 million. These net proceeds from the Norwegian Bonds were distributed to the Parent Company which in turn used the funds to repay outstanding debt under various debt facilities of Eagle Shipping, a wholly-owned subsidiary of the Parent Company. Shipco incurred $1.2 million in other financing costs in connection with the transaction.

The Norwegian Bond Debt is guaranteed by the limited liability companies that are subsidiaries of the Issuer and the legal and beneficial owners of 28 vessels in the Company’s fleet, and are secured by mortgages over such vessels, a pledge granted by the Parent Company over all of the shares of the Issuer, a pledge granted by the Issuer over all the shares in the vessel owning entities, certain charter contract assignments, certain assignments of earnings, a pledge over certain accounts, an assignment of insurances covering security vessels, and assignments of intra-group debt between the Parent Company and the Issuer or its subsidiaries.

Pursuant to the Bond Terms, interest on the Norwegian Bonds will accrue at a rate of 8.250% per annum on the nominal amount of each of the Norwegian Bonds from November 28, 2017, payable semi-annually on May 29 and November 29 of each year (each, an “Interest Payment Date”), commencing May 29, 2018. Furthermore, if Shipco fails to have the Norwegian Bonds listed for trading within twelve months of the issue date, the rate on the Norwegian Bonds will increase by 0.5%. The Bonds will mature on November 28, 2022. On each Interest Payment Date from and including November 29, 2018, the Issuer must repay an amount of $4,000,000, plus accrued interest thereon. Any outstanding Norwegian Bonds must be repaid in full on the Maturity Date at a price equal to 100% of the nominal amount, plus accrued interest thereon.

The Issuer may redeem some or all of the outstanding Norwegian Bonds at any time on or after the Interest Payment Date in May 2020 (the “First Call Date”), at the following redemption prices (expressed as a percentage of the nominal amount), plus accrued interest on the redeemed amount, on any business day from and including:

Period	Redemption Price
First Call Date to, but not including, the Interest Payment Date in November 2020	104.125%
Interest Payment Date in November 2020 to but not including, the Interest Payment Date in May 2021	103.3%
Interest Payment Date in May 2021 to, but not including, the Interest Payment Date in November 2021	102.475%
Interest Payment Date in November 2021 to, but not including, the Interest Payment Date in May 2022	101.65%
Interest Payment Date in May 2022 to, but not including, the Maturity Date	100%

Prior to the First Call Date, the Issuer may redeem some or all of the outstanding Norwegian Bonds at a price equal to 100% of the nominal amount of the Norwegian Bonds plus a “make-whole” premium and accrued and unpaid interest to the redemption date.

If the Parent Company experiences a change of control, each holder of the Norwegian Bonds will have the right to require that the Issuer purchase all or some of the Norwegian Bonds held by such holder at a price equal to 101% of the nominal amount, plus accrued interest.

The Bond Terms contain certain financial covenants that the Issuer’s leverage ratio defined as the ratio of outstanding bond amount and any drawn amounts under the Super Senior Facility less consolidated cash balance to the aggregate book value of the 28 vessels in the Company's fleet must not exceed 75% and its and its subsidiaries’ free liquidity must at all times be at least $12,500,000. The Company is in compliance with its financial covenants as of December 31, 2017.

The Bond Terms also contain certain events of default customary for transactions of this type, including, but not limited to, those relating to: a failure to pay principal or interest; a breach of covenants, representation or warranty; a cross default to other indebtedness; the occurrence of certain bankruptcy and insolvency events; and the impossibility or unlawfulness of performance of the finance documents.

The Bond Terms also contain certain exceptions and qualifications, among other things, limit the Parent Company’s and the Issuer’s ability and the ability of the Issuer’s subsidiaries to do the following: make distributions; carry out any merger, other business combination, demerger or corporate reorganization; make substantial changes to the general nature of their respective businesses; incur certain indebtedness; incur liens; make loans or guarantees; make certain investments; transact with affiliates; enter into sale and leaseback transactions; engage in certain chartering-in of vessels; dispose of shares of the vessel owning entities; or acquire the Norwegian Bonds.

Super Senior Facility

On December 8, 2017, Shipco entered into the Super Senior Facility agreement, which provides for a revolving credit facility in an aggregate amount of up to $15,000,000 (the "Super Senior Facility"). The proceeds of the Super Senior Facility, which are currently undrawn, are expected, pursuant to the terms of the Super Senior Facility, to be used (i) to acquire additional vessels or vessel owners and (ii) for general corporate and working capital purposes of Shipco and its subsidiaries. The Super Senior Facility matures on August 28, 2022. Shipco paid $190,000 as other financing costs in connection with the transaction.

As of December 31, 2017, the availability under the Super Senior Facility is $15,000,000. As of December 31, 2017, Shipco is utilizing $4.8 million of the undrawn Super Senior Facility towards its minimum liquidity covenant under the Norwegian Bond Debt.

The outstanding borrowings under the Super Senior Facility will bear interest at LIBOR plus 2.00% per annum and commitment fees of 40% of the applicable margin on the undrawn portion of the facility. For each loan that is requested under the Super Senior Facility, Shipco must repay such loan along with accrued interest on the last day of each interest period relating to the loan. Interest periods are for three months, six months or any other period agreed between Shipco and the Super Senior Facility Agent. Additionally, subject to the other terms of the Super Senior Facility, amounts repaid on the last day of each interest period may be re-borrowed.

Shipco’s obligations under the Super Senior Facility are guaranteed by the limited liability companies that are subsidiaries of Shipco and the legal and beneficial owners of 28 vessels in the Company’s fleet, and are secured by mortgages over such vessels, a pledge granted by the Parent Company over all of the shares of Shipco, a pledge granted by Shipco over all the shares in the 28 vessel owning entities, certain charter contract assignments, certain assignments of earnings, a pledge over certain accounts, an assignment of insurances covering security vessels, and assignments of intra-group debt between the Parent Company and Shipco or its subsidiaries. The Super Senior Facility ranks super senior to the Norwegian Bonds with respect to any proceeds from any enforcement action relating to security or guarantees for both the Super Senior Facility and the Norwegian Bonds.

The Super Senior Facility contains certain covenants that, subject to certain exceptions and qualifications, among other things, limit Shipco’s and its subsidiaries’ ability to do the following: make distributions; carry out any merger, other business combination, or corporate reorganization; make substantial changes to the general nature of their respective businesses; incur certain indebtedness; incur liens; make loans or guarantees; make certain investments; transact other than on arm’s-length terms; enter into sale and leaseback transactions; engage in certain chartering-in of vessels; or dispose of shares of Shipco's vessel owning entities. Additionally, the Company's leverage ratio must not exceed 75% and its and its subsidiaries’ free liquidity must at all times be at least $12,500,000. Also, the total commitments under the Super Senior Facility will be cancelled if (i) at any time the aggregate market value of the security vessels for the Super Senior Facility is less than 300% of the total commitments under the Super Senior Facility or (ii) if Shipco or any of its subsidiaries redeems or otherwise repays the Norwegian Bonds so that less than $100,000,000 is outstanding under the Bond Terms. The Company is in compliance with its financial covenants as of December 31, 2017.

The Super Senior Facility also contains certain events of default customary for transactions of this type, including, but not limited to, those relating to: a failure to pay principal or interest; a breach of covenants, representation or warranty; a cross default to other indebtedness; the occurrence of certain bankruptcy and insolvency events; the cessation of business; the impossibility or unlawfulness of performance of the finance documents for the Super Senior Facility; and the occurrence of a material adverse effect.

Interest rates

For the year ended December 31, 2017, interest rates on the Norwegian Bond Debt is 8.25%. The weighted average effective interest rate on the same was 8.84%. The interest expense for the year ended December 31, 2017 represents only interest expense from November 22, 2017 until December 31, 2017. Prior to November 22, 2017, the Company had no outstanding debt and the 26 guarantors served as security under outstanding debt facilities by Eagle Shipping. Please refer to Note 1. "General information" to the consolidated financial statements.

Interest expense consisted of:

	For the Years Ended
	December 31, 2017	December 31, 2016
Norwegian Bond Debt interest	$1,558,333	$—
Amortization of deferred financing costs	111,344	—
Commitment fees - Super Senior Revolver Facility	8,000	—
Total Interest Expense	$1,677,677	$—

Note 7. Related Party transactions

Shipco entered into a commercial and technical management agreement with Eagle Shipping LLC, a wholly-owned subsidiary of the Parent Company, on November 21, 2016 for performance of technical and commercial services at a fee of $150,000 per vessel per annum for commercial management services and $135,000 per vessel per annum for technical management services for one vessel. Additionally, Shipco is required to pay 1% of the purchase price of every new vessel purchased to Eagle Shipping LLC which amounted to $0.4 million for the year ended December 31, 2017, which is included in vessel and vessel improvements in the consolidated balance sheet as of December 31, 2017. An additional vessel was added to the agreement upon delivery of the Singapore Eagle in January 2017.

On December 8, 2017, Shipco cancelled the above existing agreement and entered into a new commercial and technical management agreement with Eagle Bulk Management LLC, a wholly-owned subsidiary of the Parent Company, for performance of technical and commercial services to 28 vessels owned by Shipco at a fee of $150,000 per vessel per annum for commercial management services and $135,000 per vessel per annum for technical management services. Additionally, Shipco also entered into an overhead sharing agreement which provides for an additional fee allocation of cash general and administrative expenses of Eagle Bulk Management LLC, less the technical and commercial management fees already paid, based on relative vessel ownership days of Shipco to the total consolidated vessel ownership days of the Parent Company and all of its subsidiaries. The term of the agreements shall continue thereafter until terminated in writing by one of the parties. The agreement may be terminated with or without cause by any party upon 30 days' prior written notice to other parties.

During 2017, the Company incurred $0.5 million for technical and commercial management fees from Eagle Shipping LLC for the two vessels until December 8, 2017. For the period between December 8, 2017 and December 31, 2017, the Company incurred $0.5 million for technical and commercial management fees to Eagle Bulk Management LLC for 28 vessels. For the period between December 8 and December 31, 2017, the Company incurred $0.6 million as additional fee allocation as per the overhead sharing agreement. As of December 31, 2017, the Company owed $0.8 million to Eagle Bulk Management LLC which is included in accounts payable in the consolidated balance sheet.

Additionally, the Company was allocated $14,825,300 as its share of the total consolidated cash general and administrative expenses of the Parent Company and all of its subsidiaries on the same basis as the new commercial and technical management agreements, as well as the overhead sharing agreement, which was recorded as a capital contribution from the Parent Company in the statement of changes in member's equity for the year ended December 31, 2017.

During 2016, the Company incurred $0.03 million for technical and commercial management fees to Eagle Shipping LLC for one vessel for the period between November 21, 2016 and December 31, 2016. Additionally, the Company was allocated $12.8 million as its share of the total consolidated cash general and administrative expenses of the Parent Company and all of its subsidiaries on the same basis as the new commercial and technical management agreements, as well as the overhead sharing agreement, which was recorded as a capital contribution from the Parent Company in the statement of changes in member's equity for the year ended December 31, 2016.

Shipco entered into time charter agreements with Eagle Bulk Pte Ltd, a wholly-owned subsidiary of the Parent Company, where Eagle Bulk Pte Ltd chartered-in the vessels to perform third-party voyages. For the years ended December 31, 2017 and 2016, revenues included $14.1 million and $2.1 million, respectively, as internal charter hire income from Eagle Bulk Pte Ltd. As of December 31, 2017 and 2016, accounts receivable included $41,830 and $4,736,425, respectively, as charter hire receivable from Eagle Bulk Pte Ltd.

Note 8. Derivative instruments and Fair value Measurements

Forward freight agreements, bunker swaps and freight derivatives

The Company trades in forward freight agreements (“FFAs”) and bunker swaps, with the objective of utilizing this market as economic hedging instruments that reduce the risk of specific vessels to changes in the freight market. The Company’s FFAs and bunker swaps have not qualified for hedge accounting treatment. As such, unrealized and realized gains are recognized as a component of other expense in the Consolidated Statement of Operations and Other current assets and Fair value of derivatives in the Consolidated Balance Sheets. Derivatives are considered to be Level 2 instruments in the fair value hierarchy.

The effect of non-designated derivative instruments on the consolidated statements of operations:

		Amount of gain/(loss)
		For the Years Ended
Derivatives not designated as hedging instruments	Location of gain/(loss) recognized	December 31, 2017	December 31, 2016
FFAs	Other expense	$(44,596)	$—
Commissions	Other expense	(74,368)	—
Total		$(118,964)	$—

Derivatives not designated as hedging instruments	Balance Sheet Location	Fair value of derivatives
		December 31, 2017	December 31, 2016

FFAs - Unrealized loss	Fair value of Derivatives	$(73,170)	$—
		$(73,170)	$—

Cash Collateral Disclosures

The Company does not offset fair value amounts recognized for derivatives by the right to reclaim cash collateral or the obligation to return cash collateral. The amount of collateral to be posted is defined in the terms of respective master agreement executed with counterparties or exchanges and is required when agreed upon threshold limits are exceeded. As of December 31, 2017 and December 31, 2016, the Company posted cash collateral related to derivative instruments under its collateral security arrangements of $126,837 and zero, respectively, which is recorded within other current assets in the consolidated balance sheets.

Fair Value Measurements

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Cash, cash equivalents and restricted cash-the carrying amounts reported in the consolidated balance sheets for interest-bearing deposits approximate their fair value due to their short-term nature thereof.

Debt-the carrying amounts of borrowings under the Norwegian Bond Debt (prior to application of the discount and debt issuance costs) including the revolving credit agreement approximate their fair value, due to the variable interest rate nature thereof.

The Company defines fair value, establishes a framework for measuring fair value and provides disclosures about fair value measurements. The fair value hierarchy for disclosure of fair value measurements is as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities. Our Level 1 non-derivatives include cash and money-market accounts.

Level 2 - Quoted prices for similar assets and liabilities in active markets or inputs that are observable. Our Level 2 non-derivatives include debt balances under the Norwegian Bond Debt.

Non recurring fair value measurements include vessel impairment assessments which is determined based on the average of two independent third party quotes which are Level 2 inputs. As of December 31, 2017, the Company performed an impairment test on 13 vessels for whom the vessel prices based on valuations received from third party brokers were lower than their carrying values. Based on our impairment analysis, we determined that as of December 31, 2017, the future cash flows expected to be earned by the 13 vessels on an undiscounted basis would exceed their carrying value and therefore no impairment charges were recorded in the consolidated financial statements. As of December 31, 2016, the Company determined that it intended to divest some of the older and less efficient vessels. As a result, the Company recorded an impairment charge of $98,646,166 in the fourth quarter of 2016. The carrying value of these vessels prior to impairment was $185,549,476.

Level 3 - Inputs that are unobservable (for example cash flow modeling inputs based on assumptions).

Assets and liabilities measured at fair value:

		Fair Value
	Carrying Value	Level 1	Level 2
December 31, 2017
Assets
Cash and cash equivalents	$7,744,005	$7,744,005	—
Liabilities
Norwegian Bond Debt *	$193,950,329	—	$200,990,000

* The fair value of the Norwegian Bonds is based on the last trade on December 21, 2017 on Bloomberg.com.

		Fair Value
	Carrying Value	Level 1	Level 2
December 31, 2016
Assets
Cash and cash equivalents	$2,065,925	$2,065,925	—

Note 9. Commitments and Contingencies

Legal Proceedings

The Company is involved in legal proceedings and may become involved in other legal matters arising in the ordinary course of its business. The Company evaluates these legal matters on a case-by-case basis to make a determination as to the impact, if any, on its business, liquidity, results of operations, financial condition or cash flows.

Note 10. Unconsolidated financial statements (Issuer only)

EAGLE BULK SHIPCO LLC (ISSUER ONLY)

UNCONSOLIDATED CONDENSED BALANCE SHEETS

	December 31, 2017	December 31, 2016
ASSETS:
Current assets:
Cash and cash equivalents	$7,391,945	$2,062,946
Prepaid expenses	18,615	—
Other current assets	126,837	—
Total current assets	7,537,397	2,062,946
Noncurrent assets:
Investment in subsidiaries	380,305,385	376,328,354
Deferred financing costs - Super Senior Revolver Facility	190,000	—
Total noncurrent assets	380,495,385	376,328,354
Total assets	$388,032,782	$378,391,300
LIABILITIES & MEMBER'S EQUITY:
Current liabilities:
Accrued interest	$1,566,333	$—
Other accrued liabilities	944,000	—
Fair value of derivatives	73,170	—
Current portion of long-term debt - Norwegian Bond Debt	4,000,000	—
Total current liabilities	6,583,503	—
Noncurrent liabilities:
Norwegian Bond Debt, net of debt discount and debt issuance costs	189,950,329	—
Total noncurrent liabilities	189,950,329	—
Total liabilities	196,533,832	—
Commitment and contingencies
Member's equity:
Common shares, zero par value, 100 shares authorized and issued	—	—
Paid-in Capital	365,592,997	551,480,183
Accumulated Deficit	(174,094,047)	(173,088,883)
Total Member's equity	191,498,950	378,391,300
Total liabilities and Member's equity	$388,032,782	$378,391,300

EAGLE BULK SHIPCO LLC (ISSUER ONLY)

UNCONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended
	December 31, 2017	December 31, 2016

Interest expense	$1,677,677	$—
Other (income)/expense, net	118,964	—
Total other expenses, net	1,796,641	—
Equity in net income /(loss) of subsidiaries	791,477	(140,813,117)
Net loss and comprehensive loss	$(1,005,164)	$(140,813,117)

EAGLE BULK SHIPCO LLC (ISSUER ONLY)

UNCONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31, 2017	December 31, 2016
Net cash provided by operating activities	$600,231	$—

Cash flows from investing activities:
Vessel purchases and improvements	(18,246,428)	(19,675,309)
Advance for purchase of vessel	—	(1,926,886)
Dividends received / (capital contribution) from/(to) subsidiaries	29,094,696	(6,989,522)
Net cash provided by/ (used in) investing activities	10,848,268	(28,591,717)

Cash flows from financing activities:
Proceeds from the Norwegian Bond Debt, net of discount	198,092,000	—
Other financing costs	(3,499,014)	—
Return of capital to the Parent Company	(223,458,914)	—
Capital contribution from the Parent Company	22,746,428	30,654,663
Net cash provided by financing activities	(6,119,500)	30,654,663
Net increase in cash and cash equivalents	5,328,999	2,062,946
Cash and cash equivalents at beginning of year	2,062,946	—
Cash and cash equivalents at end of year	$7,391,945	$2,062,946

Supplemental cash flow information:
Cash paid during the period for interest	—	—

Notes to the Unconsolidated Condensed Financial Statements

Basis of Presentation

In the Issuer-only condensed financial statements, Eagle Bulk Shipco LLC investment in subsidiaries is accounted for under the equity method of accounting. The paid-in capital represents capital contribution by Eagle Bulk Shipping Inc. ("Parent Company").

Note 11. Subsequent Events

On March 23, 2018, the Company signed a memorandum of agreement to sell the vessel Thrush for $10.9 million after brokerage commissions and associated selling expenses. The vessel is expected to be delivered to the buyers in the third quarter of 2018. The Company expects to recognize a gain of $0.4 million.

The Company has evaluated all subsequent events through April 27, 2018, the date the financial statements were available to be issued, to ensure that the financial statements include appropriate recognition and disclosure of such events. As of April 27, 2018, there are no subsequent events to be recognized or disclosed, other than as disclosed herein, based on the Company's evaluation.